EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of KAL Energy, Inc. (the “Company”) for the fiscal quarter ended February 28, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Bloking, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. 1350, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 20, 2009
/s/ William Bloking
William Bloking
President
(Principal Executive Officer)